Exhibit 10.3

AMENDMENT NUMBER SIX

to the

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of March 3, 2017,

by and among

CITIBANK, N.A.

PENNYMAC CORP.;

PENNYMAC OPERATING PARTNERSHIP, L.P.

and

PENNYMAC LOAN SERVICES, LLC,

This AMENDMENT NUMBER SIX (this “Amendment Number Six”) is made this 15th day of May, 2019, by and among CITIBANK, N.A. as buyer and agent (“Buyer” and “Agent,” as the case may be), PENNYMAC CORP., a Delaware corporation, as seller, PennyMac Operating Partnership, L.P., a Delaware limited partnership (“POP” and together with PennyMac Corp., a “Seller” and jointly and severally, the “Sellers”), and PENNYMAC LOAN SERVICES, LLC (“Servicer”) to the Amended and Restated Master Repurchase Agreement, dated as of March 3, 2017, by and among Buyer, PennyMac Corp. and Servicer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Sellers and Buyer have agreed to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Sellers and Servicer represent to Buyer that Seller Parties and Servicer are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.Amendments.  Effective as of May 15, 2019 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a)Section 2 of the Agreement is hereby amended by deleting the definitions of “Bilateral MSR Loan Agreement” and “VFN Closing Date” in their entirety.

(b)Section 2 of the Agreement is hereby amended by deleting the definition of “Committed Amount” in its entirety and replacing it with the following (bold and stricken language added to evidence changes):

“Committed Amount” shall mean an amount equal to (i) ~~$650,000,000~~ $300,000,000; reduced by the sum of (ii) (a) the aggregate outstanding Purchase Price (as such term is defined in the NPL Repurchase Agreement) of all Loans (as such term is defined in the NPL Repurchase Agreement) then subject to outstanding Transactions (as such term is defined in the NPL Repurchase Agreement) under the NPL Repurchase Agreement and (b) ~~(1) prior to the VFN Closing Date, the Outstanding Aggregate Loan~~

~~Amount (as such term is defined in the Bilateral MSR Loan Agreement) or (2) on and after the VFN Closing Date,~~  Buyer's Pro Rata Share of the aggregate outstanding Purchase Price (as such terms are defined in the VFN Repurchase Agreement) for all Transactions (as such term is defined in the VFN Repurchase Agreement) under the VFN Repurchase Agreement.

(c)Section 2 of the Agreement is hereby amended by deleting the definition of “Uncommitted Amount” in its entirety and replacing it with the following (bold and stricken language added to evidence changes):

“Uncommitted Amount” shall mean an amount equal to (i) $550,000,000 ~~$250,000,000~~ reduced by (ii) the Uncommitted Amount (as such term is defined in the NPL Repurchase Agreement) of all Loans (as such term is defined in the NPL Repurchase Agreement) then subject to outstanding Transactions (as such term is defined in the NPL Repurchase Agreement) under the NPL Repurchase Agreement.

(d)Section 2 of the Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“FNMA Construction to Permanent Loan” shall mean an Eligible Loan which conforms to the Fannie Mae Guides that provide for financing of construction of the Mortgaged Property and converts to a conventional permanent Loan upon completion of the related construction.

“FNMA Homestyle Renovation Loan” shall mean an Eligible Loan which conforms to the Fannie Mae Guides that enables a Mortgagor to obtain a purchase transaction Mortgage Loan or a limited cash-out refinance Mortgage Loan and receive funds to cover the costs of repairs, remodeling, renovations, or energy improvements to the Mortgaged Property.

“Rebuttable Presumption Loan” shall mean a Qualified Mortgage with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Loan.

“Temporary Interest Buydown Loan” shall mean a Loan (i) which is a Qualified Mortgage eligible for sale to an Agency, (ii) the proceeds of which were used by the Mortgagor to purchase a primary residence, (iii) underwritten in which the related Mortgagor qualified for the final Note rate and not the temporary Note rate, and (iv) in which the Mortgagor did not contribute directly or indirectly to the buydown proceeds.

“VA Renovation Loan” shall mean a VA Loan the purpose of which is made to purchase and repair or renovate a Mortgaged Property and such Loan complies with the VA Regulations including without limitation the “Loan for Alteration and Repair” guidelines.

(e)Schedule 1 of the Agreement is hereby amended by deleting clause (b) in its entirety and replacing it with the following:

(b)No Delinquency.  No Loan is a Delinquent Loan.

(f)Schedule 1 of the Agreement is hereby amended by deleting clause (gg) in its entirety and replacing it with the following (bold language added to evidence changes):

(gg)No Buydown Provisions; No Graduated Payments or Contingent Interests.  Except for (i) any Temporary Interest Buydown Loans and (ii) (a) if requested by the related Mortgagor and (b) during the applicable renovation period, any FNMA Construction to Perm Loans, FNMA HomeStyle Renovation Loans, or VA Renovation Loans; the Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision.  The Loan is not a graduated payment mortgage loan and the Loan does not have a shared appreciation or other contingent interest feature.

(g)Schedule 1 of the Agreement is hereby amended by deleting clause (pp) in its entirety and replacing it with the following (bold language added to evidence changes):

(pp)Construction or Rehabilitation of Mortgaged Property. FNMA Construction to Perm Loans/FNMA HomeStyle Renovation Loans/VA Renovation Loans.  No Loan (other than any FNMA Construction to Permanent Loan, FNMA HomeStyle Renovation Loans or VA Renovation Loan) was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.  With respect to any FNMA Construction to Permanent Loan, the construction of the Mortgaged Property has been completed and such Loan has converted to a permanent conventional Loan.  With respect to a FNMA HomeStyle Renovation Loan, either (i) Seller is monitoring timely completion of the renovation work during the applicable renovation period and an escrow account contains the necessary contingency reserve and adequate funds to cover the remaining renovation costs, or (ii) the renovation work is complete and Seller has obtained a certification of completion.  With respect to any VA Renovation Loan, a VA approved appraiser has issued a “Notice of Value” and completed the final inspection of the Mortgaged Property and the Loan Guaranty Certificate has been issued.

(h)Schedule 1 of the Agreement is hereby amended by deleting clause (ggg) in its entirety and replacing it with the following:

(ggg)Higher-Priced Mortgage Loans.  Any loan that meets the definition of “higher-priced mortgage loan,” as defined in 12 C.F.R. 1026.35, both: (i) complies with all requirements of the federal Truth-in-Lending Act and Regulation Z, including 12 CFR 1026.35, as applicable; and (ii) meets all Agency requirements and is deliverable to the Agencies.

(i)Schedule 1 of the Agreement is hereby amended by deleting clauses (s), (lll), and (qqq) in their entirety.

(j)Schedule 1 of the Agreement is hereby amended by deleting clause (xxx) in its entirety and replacing it with the following (bold and stricken language added to evidence changes):

(xxx)Qualified Mortgage.  If the Loan is consummated on or after January 10, 2014 (including a Refi Mortgage Loan), such Loan satisfies the following criteria:

(i)Such Loan is a Qualified Mortgage (including without limitation any Safe Harbor Qualified Mortgage or Rebuttable Presumption Loan);

(ii)[reserved]; ~~Each Jumbo Loan is a Safe Harbor Qualified Mortgage and such Loan is accurately identified as a Safe Harbor Qualified Mortgage on the Loan Schedule~~;

(iii)Prior to the origination of such Loan, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2);  and

(iv)Such Loan is supported by documentation that evidences compliance with 12 CFR 1026.43 (e) and 12 CFR 1026.43 (c)(2); and

Section 2.Effectiveness.  This Amendment Number Six shall become effective as of the date that the Buyer shall have received:

(a)counterparts of this Amendment Number Six duly executed by each of the parties hereto; and

(b)counterparts of that certain Amendment Number Six to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

Section 3.Fees and Expenses.  Sellers agree to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Six (including all reasonable fees and out of pocket costs and expenses of Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

Section 4.Representations.  Sellers and Servicer hereby represent to Buyer and Agent that as of the date hereof, Seller Parties and Servicer are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

Section 5.Binding Effect; Governing Law.  This Amendment Number Six shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER SIX SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

Section 6.Counterparts.  This Amendment Number Six may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 7.Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Six need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Sellers, Servicer and Buyer have caused this Amendment Number Six to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

CITIBANK, N.A.
(Buyer and Agent, as applicable)

By:	/s/ Peter D. Steinmetz
Name:	Peter D. Steinmetz
Title:	Vice President Citibank N.A.

PENNYMAC CORP.,
(Seller)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P.
(Seller)

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

Address for Notices:

3043 Townsgate Road
Westlake Village, California 91361
Attention: Pamela Marsh/Richard Hetzel
Phone Number: (805) 330-6059/(805) 254-6088
E-mail: pamela.marsh@pnmac.com;
richard.hetzel@pnmac.com

PENNYMAC LOAN SERVICES, LLC,
(Servicer)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer